Exhibit 10.1

CONSENT TO ALTERATIONS AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF MARCH 27, 2023

BETWEEN

REDSTONE ENTERPRISES LTD.

(“Landlord”)

AND

XENON PHARMACEUTICALS INC.

(“Tenant”)

WHEREAS

A.
By a Lease Agreement dated November 24, 2021 (the “Original Lease”) between the Landlord and the Tenant, the Landlord demised unto the Tenant, for and during a period of Ten (10) years commencing on July 1, 2022 and ending on June 30, 2032 (the “Term”), that certain space in the Building located at 3650 Gilmore Way, Burnaby, British Columbia (the “Premises”), comprising approximately 53,023 square feet of rentable area; more or less, as more particularly described in the Original Lease;

B.
By a Consent to Alterations & Lease Modification Agreement dated May 19, 2022 (the “First Modification”) between the Landlord and the Tenant, the Landlord provided written consent to certain alterations to the Premises and the Building Common Areas, as more particularly described in the First Modification;

C.
The Original Lease and the First Modification, collectively will be referred to herein as the “Lease”;

D.
The Tenant has requested Landlord’s written consent to certain additional alterations to the Premises and Common Areas (as defined in the Original Lease); and

E.
The Landlord has agreed to provide its consent upon the terms and conditions set out herein (the “Agreement”).

THEREFORE, the parties hereby agree as follows:

1.
For the purposes of this Agreement and unless there is a definition specifically herein contained, any words, terms or phrases that are defined in the Lease shall have the same meaning herein.

2.
Pursuant to Section 8 of the Original Lease, the Landlord hereby consents to the Tenant’s installation of a security control system separate from the base building access control system, as outlined in the attached Schedule “A” (the “Tenant’s Alterations”), which shall be completed in accordance with the terms and conditions of the Lease, and this Agreement.

3.
Notwithstanding anything contained in the Lease to the contrary, prior to the end of the Term, earlier termination, or surrender of the Premises in accordance with the Lease, the Tenant shall, at its sole cost and expense (unless the Landlord, by notice requests otherwise or unless the Landlord elects to do so on the Tenant's behalf with all costs, including fifteen percent (15%) administration, payable by the Tenant as Additional Rent):

a)
remove all (or part, as designated by the Landlord) of the Tenant’s Alterations, and restore the select areas affected by the Tenant’s Alterations to the same condition as existed as of the effective date of this Agreement, including the reconstruction necessary to reinstate and reinstall the Landlord’s base building access control system as it exists on the date of this Agreement; and

b)
provide (at any time) access control devices to the Landlord upon request.

For clarity, the costs associated with the above shall not be included in the maximum amount specified in Section 32.0 RESTORATION of the Original Lease.

4.
Upon the completion of the Tenant’s Alterations, the Tenant shall provide the Landlord with access control devices for the Tenant’s Alterations which allow the Landlord unrestricted access to all areas of the Premises and Common Areas, if applicable, for the Landlord’s use when necessary in accordance with the Lease. The Tenant shall provide additional access control devices to the Landlord upon request at any time over the Term of the Lease and any extensions thereof.

5.
This Agreement will, from the date of this Agreement, be read and construed together with the Lease, and this Agreement, as amended hereby, shall continue in full force and effect for the remainder of the Term of the Lease in accordance with the terms thereof and hereof.

6.
This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

7.
This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

8.
Time is of the essence in this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

REDSTONE ENTERPRISES LTD.
(Landlord)

By:	/s/ Ali Nanji
Name:	Ali Nanji
Title:	President

By:	/s/ Brodie Cain
Name:	Brodie Cain
Title:	Director of Leasing

XENON PHARMACEUTICALS INC.
(Tenant)

By:	/s/ Sherry Aulin
Authorized Signatory for and on behalf of Xenon Pharmaceuticals Inc.
Name:	Sherry Aulin
Title:	CFO

By:	/s/ Mark Hernon
Authorized Signatory for and on behalf of Xenon Pharmaceuticals Inc.
Name:	Mark Hernon
Title:	SVP, Information Systems

SCHEDULE “A”

TENANT’S ALTERATIONS

Landlord hereby consents to the following Tenant Alterations:

1.
Remove the existing Landlord Keyscan access control system and card/device readers
2.
Replace with Tenant access control system and devices to tie into existing Tenant system.